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                                                                     EXHIBIT 5.1

                          [KING & SPALDING LETTERHEAD]


                                 August 9, 2001




Universal Compression Holdings, Inc.
4440 Brittmoore Road
Houston, Texas  77041

         Re: Universal Compression Holdings, Inc. -- Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the registration of 694,927 shares of common stock, par value $.01 per share, outstanding as of the date hereof that may be sold by certain shareholders of the Company (the "Common Stock").

         In connection with the opinion expressed herein, we have assumed that the Registration Statement will have become effective and the Common Stock covered by this opinion will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

         We have examined and relied upon such records, documents, certificates and other instruments in connection with this opinion as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.




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Universal Compression Holdings, Inc.
August 9, 2001
Page 2


         Based upon the foregoing, we are of the opinion that the shares of Common Stock are validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in law or regulation that may hereafter occur.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ KING & SPALDING

                                       KING & SPALDING